EXHIBIT 99.1

SigmaTron International, Inc. and Wagz, Inc. Announce Definitive Merger Agreement

ELK GROVE VILLAGE, Ill. and PORTSMOUTH, N.H., July 21, 2021 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA) (“SigmaTron”), an electronic manufacturing services company, and Wagz, Inc. (“Wagz”), a privately held pet technology (“Pet Tech”) company, today announced that they have executed a definitive Agreement and Plan of Merger (“Agreement”). This follows the announcement last year on June 4, 2020 that the parties had executed a Letter of Intent (“LOI”) relating to a proposed business combination. The LOI served as a framework that led to the Agreement between the two companies. Under the Agreement SigmaTron would issue 2,443,870 shares of Common Stock of SigmaTron to the shareholders of Wagz. This would result in the stockholders of Wagz owning up to approximately 28% of SigmaTron, and Wagz operating as a wholly-owned subsidiary of SigmaTron. Currently, it is expected that the deal will close by the end of September 2021 and is subject to the achievement of certain milestones and the satisfaction of conditions by both parties prior to closing. At this time, there are no plans to raise additional capital as the projected growth is expected to be funded by SigmaTron’s available line of credit.

Commenting on the proposed transaction, Gary R. Fairhead, SigmaTron’s President and Chief Executive Officer, said, “While it has taken us longer than anticipated to get to this position since we first announced the LOI in June of 2020, the fundamentals driving the attractiveness of the opportunity have strengthened in the interim. The Pet Tech market has continued to grow as projected by market analysts and the pet space remains active and robust. The pandemic has increased pet ownership worldwide, creating greater opportunities for the products that fall under the Wagz strategic vision. Some of the specific drivers of the deal, including Wagz prospective customers, have changed since we first announced the deal. However, the opportunities remain as Wagz expects to launch the Wagz Freedom Smart Dog Collar ™ shortly, which will be manufactured by SigmaTron. We continue to believe that combining an Internet of Things (“IoT”) company in a growing market that provides recurring revenue opportunities with a global electronic manufacturing services company will bring value to all of our stockholders.”

Terry Anderton, founder and CEO of Wagz, added, “Wagz continues to be attracted to SigmaTron as a way to vertically integrate our IoT opportunities, thereby allowing us to gain greater margins and better serve our market. During the past year, we have also grown our relationship to include design and engineering capabilities embedded inside of SigmaTron that will serve to help us execute our strategic vision and expand our product portfolio.”

In closing, Fairhead added, “Also, as previously announced, SigmaTron plans to continue in its traditional electronic manufacturing services market and take advantage of the many opportunities it sees in that market at this time. With that said, we do believe that Wagz offers an exceptional opportunity for both companies in dynamic and growing markets.”

The McLean Group serves as financial advisor and Pierce Attwood LLP serves as legal advisor to Wagz. Howard & Howard Attorneys PLLC serves as Corporate Counsel and Greenberg Traurig serves as Security Counsel to SigmaTron.

ABOUT SIGMATRON:

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan. SigmaTron serves markets ranging from industrial products to consumer products and Fortune 500 customers to start-ups. To learn more about SigmaTron, please visit https://sigmatronintl.com.

ABOUT WAGZ:

Wagz was born out of a love of dogs and the desire to be fully connected while keeping them safe. The Wagz pet lifestyle, featuring the Wagz® Freedom Smart Dog Collar™, uses first-of-its-kind Kognition™ technology to deliver a completely connected system, allowing owners to give their dogs newfound freedom, better nutrition, long-lasting health, and more attention. It is the Wagz mission to combine the latest innovations in technology with practical pet expertise, to bring owners the best humane smart dog products. For more information on Wagz, visit www.wagz.com, or find us on Facebook or Instagram.

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the risks inherent in any merger, acquisition or business combination; the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets impairment testing; the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the impact of inflation on the Company’s operating results; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements, including the phase-out of LIBOR; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 and variants (commonly known as “COVID-19”) which has threatened the Company’s financial stability by causing a decrease in consumer revenues, caused a disruption to the Company’s global supply chain, caused plant closings or reduced operations thus reducing output at those facilities; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095